Exhibit 10.66
AMENDMENT NO. 2 TO RETENTION TRUST AGREEMENT
     This Amendment No. 2 (the “Amendment”) to the Retention Trust Agreement, dated May 13, 1998, as amended by Amendment No. 1, dated October 1, 2006 (as so amended, the “Retention Trust”), by and between R.J. Reynolds Tobacco Holdings, Inc., as successor to RJR Nabisco, Inc. (“RJR”), and Wachovia Bank, N.A. (the “Trustee”) is entered into this 24th day of January, 2007.
WITNESSETH:
     WHEREAS, pursuant to the provisions of Section 9(a) of the Retention Trust, the parties hereto agree to amend the Retention Trust in accordance with the terms set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Section 2(a) of Appendix A to the Retention Trust is hereby deleted in its entirety and the following is substituted in its place:
     Except as otherwise provided in this Section 2, payment will be made to an Employee (or to the personal representative of such Employee’s estate) on the Payment Date identified for such Employee on the Payment Schedule (the “Payment Date”) in the amount identified for such Employee on the Payment Schedule, provided that the Employee remains actively employed by Reynolds American Inc. or any of its direct or indirect subsidiaries (collectively, the “Employer”) until the Payment Date.
2. The first sentence of Section 2(b) of Appendix A to the Retention Trust is hereby deleted in its entirety and the following is substituted in its place:
     If, prior to an Employee’s Payment Date, such Employee’s employment is terminated as a result of death or permanent disability (as defined in the Long-Term Disability Income Program sponsored by Reynolds American Inc.), Payment shall be made to or in respect of such Employee as soon as practicable following such termination.
3. Section 2(e)(ii) of Appendix A to the Retention Trust is hereby deleted in its entirety and the following is substituted in its place:
     “Change of Control” shall be defined as such term is defined in the Reynolds American Inc. Long-Term Incentive Plan as in effect on the date hereof. A copy of this definition shall be provided to the Trustee.

     4. Except as otherwise expressly provided in this Amendment, the Retention Trust remains unmodified and in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

By:	/s/ McDara P. Folan, III

Name:	McDara P. Folan, III

Title:	Senior Vice President and Secretary

WACHOVIA BANK, N.A.

By:	/s/ Stephen K. Cooke

Name:	Stephen K. Cooke

Title:	Vice President, Wachovia Bank, as Trustee

CONSENTED AND AGREED TO:

/s/ Jeffrey A. Eckmann

Jeffrey A. Eckmann, as sole beneficiary
of the Retention Trust

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